Exhibit 21.1
SUBSIDIARIES OF REGISTRANT
Rambus Deutschland GmbH (Germany)
Rambus K.K. (Japan)
Rambus (Grand Cayman Islands, BWI)
Rambus Chip Technologies (India) Private Limited
Rambus Korea, Inc. (Korea)